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                                                                     EXHIBIT 5.1

                    [LETTERHEAD OF WILLKIE FARR & GALLAGHER]


May 10, 2000

NorthPoint Communications Group, Inc.
303 Second Street, South Tower
San Francisco, California  94107

Re:  Registration Statement on Form S-4
     File No. 333-35952
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Ladies and Gentlemen:

     We are counsel for NorthPoint Communications Group, Inc., a Delaware corporation (the "Company"), and have acted as such in connection with various legal matters relating to the filing of a Registration Statement on Form S-4 (File No. 333-35952) ("Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering up to $400,000,000 principal amount of outstanding 12-7/8% Senior Notes due 2010 (the "New Notes") offered in exchange for up to $400,000,000 principal amount of outstanding 12-7/8% Senior Notes due 2010, originally issued and sold in reliance upon an exemption from registration under the Securities Act (the "Original Notes").

     The Original Notes were issued under, and the New Notes are to be issued under, an indenture (the "Indenture"), dated as of February 8, 2000, entered into between the Company, as issuer, and The Bank of New York, as trustee (the "Trustee"). The exchange will be made pursuant to an exchange offer contemplated by the Registration Statement (the "Exchange Offer"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus included in the Registration Statement.

     In so acting, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of the Third Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company and such documents, corporate records, certificates or other instruments as in our judgment were necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon certificates of public officials, certificates and statements (including representations and warranties as to facts set forth in any of the documents referred to herein) of officers of the Company, and such other documents as we have deemed necessary or appropriate for this opinion. In such examinations,
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NorthPoint Communications Group, Inc.
May 10, 2000
Page 2

we have assumed the accuracy of all documents and information furnished to us, the genuineness of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, conformed or photostatic copies thereof, as well as the genuineness of all signatures on all such documents.

     Based on the foregoing, we are of the opinion that:

          (1) The execution and delivery of the Indenture has been duly authorized by the Company, and the Indenture constitutes a legal, valid and binding obligation enforceable against the Company in accordance with the terms thereof, except insofar as enforceability thereof may be limited by
     (a) usury, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or (b) general principles of equity; and

          (2) The New Notes have been duly authorized by the Company and, when duly executed by the proper officers of the Company, duly authenticated by the Trustee and issued by the Company in accordance with the terms of the Indenture and the Exchange Offer, will constitute legal, valid and binding obligations of the Company, will be entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (a) usury, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or (b) general principles of equity.

     This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We call to your attention that we are not admitted to practice, do not purport to be experts in the laws of, and, accordingly, do not express an opinion as to matters arising under the laws of any jurisdiction, other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States.

     We hereby consent to being named as counsel for the Company in the Registration Statement and under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,


/s/ Willkie Farr & Gallagher